STRUCTURED INVESTMENTS                                         [GRAPHIC OMITTED]

                                                         Free Writing Prospectus
                                                         Dated November 30, 2011
                                            Registration Statement No.333-178081
                                                      Filed Pursuant to Rule 433

Client Strategy Guide: December 2011 Offerings

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc., and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: December 2011 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ..... page 3
Selected Features & Risk Disclosures ..... page 4
Structured Investments Spectrum ..... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	..... page 6
	11% to 14% ELKS® based on Cummins Inc. (CMI) (Single Observation) by Morgan Stanley ..... page 7
	..... page 8
Leveraged Performance	..... page 9
	..... page 10

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	Trigger PLUS[SM] based on the Dow Jones-UBS Commodity Index (DJUBS) by Morgan Stanley ..... page 11
	Trigger Jump Securities based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 12
Partial Principal at Risk Securities	..... page 13
Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 14
	..... page 15

Selected Risks & Considerations ..... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 3

Important Information Regarding Offering Documents

The  products  set  forth in the  following  pages  are  intended  as a  general indication only of the Structured Investments offerings available through Morgan
Stanley  Smith  Barney  through  the date  when the  ticketing  closes  for each offering.  Morgan  Stanley Smith Barney or the  applicable  issuer  reserves the right to terminate  any offering  prior to its trade date, to postpone the trade date, or to close  ticketing  early on any offering.  The  information set forth herein  provides only a summary of terms and does not contain the complete terms and  conditions  for any  offering  of an SEC  Registered  Offering  or a Market
-Linked Certificate of Deposit.  You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

 [] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
                                                the SEC web site is 0000895421

Alternatively,  Morgan  Stanley  Smith  Barney  will  arrange  to  send  you the prospectus and any other  documents  related to the offering  electronically  or hard copy if you so request by calling the toll-free  number  1-800-584-6837  or emailing  prospectus@morganstanley.  com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities  described herein (other than the market -linked  certificates of deposit)  are not bank  deposits  and are not  insured  by the  Federal  Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings.  Before you invest in any MLD, you should read the complete  offering  materials  applicable  to such MLD. For  indicative terms and  conditions  on any Market  -Linked  Certificate  of  Deposit,  please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each  issuer  listed  above is the issuer  for  offerings  only where  expressly identified.  None of the issuers are  responsible  for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 4

Selected Features and Risk Disclosures

Features
Structured  Investments  offer investors  choices in terms of underlying  asset, market view, time horizon,  potential returns and risk tolerance.  Such features may include:  o Varying levels of exposure to potential capital  appreciation or depreciation  o Returns  based on a defined  formula  o  Variety  of  underlying assets, including equities, commodities, currencies and interest rates o Minimum investment of $1,000, unless otherwise noted

Key Risks

An  investment  in  Structured  Investments  involves  a variety  of risks.  The following are some of the significant  risks related to Structured  Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller  description  of these risk  factors.  The market price of
Structured  Investments may be influenced by a variety of unpredictable factors.
Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset,  interest rates,  credit spreads charged by the market for taking  the  applicable  issuer's  credit  risk,  dividend  rates on any  equity underlying  asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the  issue  price of the  Structured  Investment  includes  the agent's  commissions  and expected  profit.  Issuer credit risk. All payments on
Structured  Investments are dependent on the applicable  issuer's ability to pay all amounts due and  therefore  investors  are subject to the credit risk of the applicable issuer.
Secondary trading may be limited. There may be little or no secondary market for a particular  Structured  Investment.  If the applicable  pricing  supplement so specifies,  we  may  apply  to  list a  Structured  Investment  on a  securities exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing  requirements of that particular  exchange,  or if listed, whether any secondary market will exist.
Appreciation  potential or participation in the underlying asset may be limited.
The terms of a Structured  Investment may limit the maximum  payment at maturity or the extent to which the return  reflects the  performance  of the  underlying asset.
Potential  loss of  principal.  The  terms of a  Structured  Investment  may not provide for the return of principal  and an  investment  may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the  Structured  Investment,  it is still  subject to the credit risk of the applicable  issuer and the applicable  issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.
Structured  Investments that provide for repayment of principal typically do not make periodic  interest  payments.  Unlike ordinary debt securities,  Structured
Investments  that  provide  for  repayment  of  principal  typically  do not pay interest.  Instead, at maturity, the investor receives the principal amount plus a  supplemental  redemption  amount,  if any,  based on the  performance  of the underlying  asset,  in each case,  subject to the credit risk of the  applicable issuer.
You may receive only the principal amount at maturity for Structured Investments that provide for repayment of  principal.  Because the  supplemental  redemption amount due at  maturity on these  Structured  Investments  may equal  zero,  the return on your  investment  (i.e.,  the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt  security.  The return of only the principal  amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a  variety  of  roles in  connection  with the  Structured  Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured  Investment.  Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned  risks are not intended to be an exhaustive list of the risks associated with a particular Structured  Investment offering.  Before you invest in any  Structured  Investment,  you should  thoroughly  review  the  particular investment's  prospectus  and related  offering  materials  for a  comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 5

Structured Investments Spectrum

Structured  Investments can be divided into six broad categories,  each aimed at offering structural  characteristics  designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured,  Market -Linked
Notes,  Partial  Principal  at  Risk  Securities,   Enhanced  Yield,   Leveraged
Performance and Access.

Market-Linked  Deposits - FDIC Insured combine the repayment of all principal at maturity,  subject to applicable  FDIC insurance  limits and issuer credit risk, with the  potential  for capital  appreciation  based on the  performance  of an underlying asset.
     ?    May be appropriate for investors who do not require periodic  interest payments,  are concerned  about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity,  subject  to  applicable  FDIC  insurance  limits and issuer credit risk.

Market-Linked  Notes combine the repayment of all principal at maturity  subject to issuer credit risk, with the potential for capital  appreciation based on the performance of an underlying asset.  Market-Linked Notes do not have the benefit of FDIC insurance.
     ?    May be appropriate for investors who do not require periodic  interest payments,  are concerned  about principal at risk, do not require FDIC insurance  on their  investment,  and who are  willing  to forgo  some upside in exchange  for the  repayment  of all  principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities  combine the repayment of some principal at maturity,  subject  to  issuer  credit  risk,  with the  potential  for  capital appreciation based on the performance of an underlying asset.
     ?    May be appropriate for investors who do not require periodic  interest payments,  are concerned  about principal at risk, do not require FDIC insurance on their  investment,  and who are willing to risk a portion of their  principal  and forgo some upside  return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield  Investments seek to potentially  generate current income greater than  that of a direct  investment  in an  underlying  asset  with the  investor accepting  full  exposure to the  downside  with limited or no  opportunity  for capital appreciation.
     ?    May be appropriate  for investors who are willing to forgo some or all of the  appreciation in the underlying  asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged  Performance  Investments allow investors the possibility of capturing enhanced returns relative to an underlying  asset's actual  performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.
     ?    May be appropriate for investors who expect only modest changes in the value  of the  underlying  asset  and  who  are  willing  to  give  up appreciation  on the underlying  asset that is beyond the  performance range,  and bear the same or similar  downside  risk  associated  with owning the underlying asset.

Access  Investments  provide exposure to a market sector,  asset class, theme or investment  strategy that may not be easily accessible to an individual investor by means of traditional investments.
     ?    May be appropriate for investors interested in diversification of, and exposure to,  difficult to access  underlying  asset  classes,  market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
                            [Page left intentionally
                                     blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 7

Opportunities in U.S. Equities

Enhanced Yield [] 11% to 14% ELKS(R) based on Cummins Inc. (CMI) (Single
Observation)

Strategy Overview
               []   Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full
                    downside exposure to the underlying equity and no
                    appreciation potential on the underlying equity

               []   ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the closing price of the underlying equity is greater than the
                    predetermined downside threshold price on the valuation date

               []   Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations
               []   All principal is at risk under the terms of the ELKS

               []   Full downside exposure to the underlying equity if the
                    underlying equity closes at or below the downside threshold price on the valuation date

               []   No participation in any appreciation of the underlying
                    equity

               []   If the underlying equity closes at or below the downside
                    threshold price on the valuation date, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment

ELKS offer an enhanced yield strategy that pays a periodic,  above-market, fixed rate coupon (per annum) that will be determined on the pricing date. The ELKS do not  guarantee the return of any  principal at maturity.  At maturity,  the ELKS will pay either (i) an amount of cash  equal to the stated  principal  amount of the ELKS or (ii) if the closing  price of the common stock of Cummins Inc. is at or below the downside  threshold price on the valuation date, a number of shares of common stock of Cummins Inc. equal to the equity ratio (as defined below) or, if the issuer so elects, the cash value (determined as of the valuation date) of such  shares.  The value of those shares of common stock of Cummins Inc. or that cash, as applicable, will be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan
Stanley,  and all  payments on the ELKS are subject to the credit risk of Morgan
Stanley.

Issuer                      Morgan Stanley
Underlying Equity           The common stock of Cummins Inc. (CMI)
Maturity Date               June 25, 2012 (approximately 6 months)
Minimum Payment at Maturity None
Coupon                      11% to 14% per annum (approximately equivalent to
                            $0.5408 to $0.6883 per ELKS for the term of the ELKS),
                            paid monthly and calculated on a 30/360 basis. The actual
                            coupon will be determined on the Pricing Date.
Coupon Payment Dates        Monthly, on the 25th of each month, beginning on January 25, 2012
                            [] If the closing price is above the Downside
                            Threshold Price on the Valuation Date, then you will
                            receive an amount in cash equal to $10 per ELKS; or

Payment at Maturity         [] If the closing price is at or below the Downside
                            Threshold Price on the Valuation Date, then you will
                            receive shares of common stock of Cummins Inc. in exchange for each ELKS in an amount equal to the Equity Ratio per
                            ELKS or, if the issuer so elects, the cash value
                           (determined as of the Valuation Date) of such shares. The value of those shares of common stock or that cash, as applicable,
                            will be significantly less than the Stated
                            Principal Amount of the ELKS and may be zero
Valuation Date              June 20, 2012 subject to adjustment for non-trading
                            days and certain market disruption events
Downside Threshold Price    75% of the Initial Equity Price
Initial Equity Price        The closing price of the Underlying Equity on the Pricing Date
Equity Ratio                $10 divided by the Initial Equity Price, subject
                            to adjustment for certain corporate events affecting the
                            issuer of the Underlying Equity. The Equity Ratio will be
                            determined on the Pricing Date.
Stated Principal Amount     $10 per ELKS
Listing                     The ELKS will not be  listed  on any  securities
                            exchange.
Expected Pricing Date(1)    This offering is expected to close for ticketing on
                            Thursday -- December 22, 2011.

(1)  Expected  Pricing  Dates are subject to change.  Due to market  conditions,
Morgan  Stanley Smith Barney or the  applicable  issuer may close the deal prior to, or postpone,  the Expected  Pricing Date.  Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 8

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                          Page 9

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   December 2011

Client Strategy Guide: December 2011 Offerings
                                                                         Page 10

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2011

Client Strategy Guide: December 2011 Offerings
                                                                         Page 11

Opportunities in Commodities

Leveraged  Performance  []  Trigger  PLUS(SM)  based  on the  Dow  Jones  -- UBS
Commodity Index(SM) (DJUBS)

Strategy Overview
               []   Uncapped leveraged exposure and limited protection against negative performance of the underlying index

               []   May be appropriate for investors anticipating appreciation of the underlying index and seeking enhanced returns for
                    positive performance of the underlying index and limited
                    protection against loss of principal

               []   The loss protection applies only if the underlying index
                    closes at or above the specified trigger level on the
                    valuation date

Risk Considerations
               []   All principal is at risk under the terms of the Trigger PLUS

               []   Full downside exposure to the underlying index if the
                    underlying index closes below the trigger level on the
                    valuation date

               []   Does not provide for current income; no interest payments

Trigger  PLUS offer  leveraged  exposure  to a wide  variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors  to capture  enhanced  returns  relative to the  underlying  commodity index's actual positive  performance.  The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range,  investors  are  exposed  to the  risk of  loss  of some or all of  their investment due to the trigger feature. At maturity,  an investor will receive an amount  in cash that may be  greater  than,  equal  to, or less than the  stated
principal amount based upon the closing value of the underlying  commodity index on the valuation date.  There is no minimum  payment at maturity,  and you could lose your entire investment.  The Trigger PLUS are senior unsecured  obligations of Morgan  Stanley,  and all  payments  on the  Trigger  PLUS are subject to the credit risk of Morgan Stanley.

Issuer                       Morgan Stanley
Underlying Commodity Index   Dow Jones -- UBS Commodity Index(SM) (DJUBS)
Maturity Date                December 28, 2015 (approximately 4 years)
                             []  If the Final Index Value is greater than the
                             Initial Index Value:
                                        $1,000 + Leveraged Upside Payment
                             [] If the Final  Index  Value is less than or equal
                             to the Initial Index Value and is greater than or
                             equal to the Trigger Level:

Payment at Maturity                     $1,000
                             [] If the Final Index Value is less than the
                             Trigger Level:
                                        $1,000 x Index Performance Factor
                             This  amount  will be less  than 65% of the  Stated
                             Principal Amount and could be zero.
Leveraged Upside Payment     $1,000 x Leverage Factor x Index Percent Increase
Leverage Factor              150% to 160%. The actual Leverage Factor will be
                             determined on the Pricing Date.
Index Percent Increase       (Final Index Value -- Initial Index Value) / Initial Index Value
Index Performance Factor     Final Index Value / Initial Index Value
Trigger Level                65% of the Initial Index Value
Initial Index Value          The official settlement price of the Underlying
                             Commodity Index on the Pricing Date.
Final Index Value            The official settlement price of the Underlying
                             Commodity Index on the Valuation Date.
Valuation Date               December 22, 2015, subject to adjustment for
                             non-index business days and certain market disruption
                             events
Listing                      The  Trigger  PLUS  will not be  listed  on any
                             securities exchange.
Issue Price/Stated Principal $1,000 per Trigger PLUS
Amount
Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Thursday -- December 22, 2011.

(1)  Expected  Pricing  Dates are subject to change.  Due to market  conditions,
Morgan  Stanley Smith Barney or the  applicable  issuer may close the deal prior to, or postpone,  the Expected  Pricing Date.  Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                   December 2011

MorganStanley SmithBarney

Client Strategy Guide: December 2011 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance

Trigger Jump Securities based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to earn the greater of a fixed upside payment *and* a payment based on the performance of the S&P 500® Index if the S&P 500® Index has appreciated as of the valuation date • Limited protection against negative performance of the S&P 500® Index • May be appropriate for investors who anticipate a price appreciation of the S&P 500® Index and are seeking limited protection against loss of principal • The loss protection applies only if the S&P 500® Index closes at or above the specified downside threshold on the valuation date

Risk Considerations	✔ All principal is at risk under the terms of the Trigger Jump Securities ✔ Full downside exposure to the negative performance of the S&P 500® Index if the S&P 500® Index closes below the downside threshold on the valuation date ✔ Does not provide for current income; no interest payments

The Trigger Jump Securities offer the opportunity to earn a return based on the performance of the S&P 500® Index. Unlike ordinary debt securities, the Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the S&P 500® Index, as determined on the valuation date. If the underlying index appreciates at all on the valuation date, you will receive for each security that you hold at maturity a minimum of $3.60 to $4.00 in addition to the stated principal amount. If the underlying index appreciates by more than 36% to 40% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying index. However, if the underlying index declines in value by more than 35% on the valuation date from its initial value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount will be less than $6.50 per security and could be zero. **Accordingly, investors may lose their entire initial investment in the securities.** The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	December , 2014 (approximately 3 years)
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10 + the *greater* of (i) $10 × the Index Percent Change and (ii) the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Downside Threshold, meaning the value of the Underlying Index has remained unchanged or has declined by no more than 35% from the Initial Index Value: $10 • If the Final Index Value is less than the Downside Threshold, meaning the value of the Underlying Index has declined by more than 35% from the Initial Index Value: $10 × the Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.*
Upside Payment	$3.60 to $4.00 per security (36% to 40% of the Stated Principal Amount), to be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold	65% of the Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	December , 2014, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – December 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2011

Client Strategy Guide: December 2011 Offerings
                                                                         Page 13

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   December 2011

MorganStanley SmithBarney

Client Strategy Guide: December 2011 Offerings Page 14

Opportunities in U.S. Equities

Market Linked Note

Market-Linked Notes based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to gain exposure to the S&P 500® Index • Repayment of principal at maturity, plus the greater of a minimum return of 14% to 18% (to be determined on the pricing date) and a return based on the value of the underlying index on the determination date • 100% participation in any appreciation of the underlying index over the term of the notes, subject to the minimum payment at maturity • No exposure to any decline of the underlying index

Risk Considerations	✔ Repayment of principal is available only at maturity and is subject to issuer's credit risk ✔ Does not provide for current income; no interest payments ✔ Will pay only the minimum return of 14% to 18% of the stated principal amount (to be determined on the pricing date) if the underlying index does not appreciate by more than 14% to 18%

Market-Linked Notes offer investors exposure to the performance of equities or equity indices and provide for the repayment of principal at maturity. They are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo yield and some upside in exchange for the repayment of principal plus a minimum return at maturity. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Maturity Date	December , 2017 (approximately 6 years)
Underlying Index	S&P 500® Index (SPX)
Payment at Maturity	The Payment due at Maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, subject to the Minimum Payment at Maturity.
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $1.40 to $1.80 per note.
Participation Rate	100%
Minimum Payment At Maturity:	$11.40 to $11.80 per note (114% to 118% of the Stated Principal Amount), to be determined on the Pricing Date
Maximum Payment At Maturity:	None
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Determination Date
Determination Date	December , 2017, subject to postponement for non-index business days and certain market disruption events
Listing	The securities will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – December 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2011

Client Strategy Guide: December 2011 Offerings
                                                                         Page 15

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2011

Client Strategy Guide: December 2011 Offerings
                                                                         Page 16

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks.  Structured
Investments  may be linked to a wide  variety  of  underlying  assets,  and each underlying asset will have its own unique set of risks and  considerations.  For example,  some  underlying  assets have  significantly  higher  volatility  than others.  Before you invest in any Structured  Investment,  you should thoroughly
review  the  relevant   prospectus   and  related   offering   materials  for  a
comprehensive   description  of  the  risks   associated   with  the  Structured
Investment,  including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The  following  are  general  risks  applicable  to  most  types  of  Structured
Investments:

Issuer Credit Risk
All  payments on  Structured  Investments  are subject to the credit risk of the applicable  issuer.  Any  payments  of  interest  or  payments  at maturity on a
Structured  Investment are subject to the credit risk of the  applicable  issuer and the issuer's  credit  ratings and credit  spreads may  adversely  affect the market  value of the  Structured  Investment.  Investors  are  dependent  on the applicable  issuer's ability to pay periodic interest payments,  if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject  to the  credit  risk of the  applicable  issuer  and to  changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its  obligations  under the  Structured  Investment,  the investor's investment  would  be at risk  and an  investor  could  lose  some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.  Furthermore, unless issued as market -linked certificate of deposit,  Structured  Investments are not bank  deposits  and are not  insured by the  Federal  Deposit  Insurance
Corporation or any other  governmental  agency,  nor are they obligations of, or guaranteed by, a bank.

Market Risk
The  price at which a  particular  Structured  Investment  may be sold  prior to maturity will depend on a number of factors and may be  substantially  less than the amount  for which  they were  originally  purchased.  Some of these  factors include,  but are not  limited  to: (i)  changes in the level of the  underlying asset or reference  index,  (ii) volatility of the underlying asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable  issuer or credit spreads charged by the market  for  taking  the  issuer's  credit  risk and (v) the time  remaining  to maturity.  In  addition,  we  expect  that  the  secondary  market  prices  of a
Structured  Investment  will be  adversely  affected  by the fact that the issue price of the securities  includes the agent's  commissions and expected  profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There  may  be  little  or  no  secondary  market  for a  particular  Structured
Investment and you should be prepared to hold your  investments  until maturity.
If the  applicable  pricing  supplement  so  specifies,  we may  apply to list a particular  Structured  Investment  on a  securities  exchange,  but  it is  not possible to predict  whether  any  Structured  Investment  will meet the listing requirements of that particular  exchange,  or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for
Structured Investments.  Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers  will  participate  significantly  in the  secondary  market  for
Structured Investments, the price at which you may be able to trade a Structured
Investment  is likely to depend on the price,  if any, at which  Morgan  Stanley
Smith Barney or another  broker-dealer  affiliated with the particular issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured  Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical  performance of an underlying  asset or reference index is not an indication of future performance.  Historical performance of an underlying asset or reference  index to which a specific  Structured  Investment is linked should not be taken as an indication of the future  performance of the underlying asset or reference index during the term of the Structured Investment.  Changes in the levels of the underlying  asset or reference index will affect the trading price of the  Structured  Investment,  but it is  impossible  to predict  whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2011

Client Strategy Guide: December 2011 Offerings
                                                                         Page 17

Conflicts of Interest
The applicable  issuer,  its affiliates,  Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific  Structured  Investment is linked.  Such research is modified  from time to time without  notice and may express  opinions or provide recommendations  that are  inconsistent  with  purchasing  or holding a specific
Structured  Investment  or  Structured  Investments  generally.   Any  of  these
activities could affect the market value of a specific Structured  Investment or
Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is  designated  to act as  calculation  agent to  calculate  the periodic
interest  or  payment  at  maturity  due  on  the  Structured  Investment.   Any
determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading  activity by the issuer and its  subsidiaries and affiliates could potentially adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular Structured
Investment  will  carry  out  hedging  activities  related  to  that  Structured
Investment,  including  trading  in the  underlying  asset,  as well as in other instruments  related to the  underlying  asset.  The issuer's  subsidiaries  and affiliates may also trade in the underlying asset and other instruments  related
to  the  underlying   asset  on  a  regular  basis  as  part  of  their  general broker-dealer and other businesses.  Any of these hedging or trading  activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly,  the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions  and projected  profit from hedging in the original issue price is likely to adversely  affect secondary market prices of Structured
Investments.  Assuming  no  change in market  conditions  or any other  relevant factors,  the  price,  if any,  at which  any  dealer  is  willing  to  purchase
Structured  Investments in secondary  market  transactions  will likely be lower than the original  issue price,  since the original  issue price  includes,  and secondary market prices are likely to exclude,  commissions paid with respect to the  Structured  Investments,  as well as the  cost of  hedging  the  applicable issuer's  obligations  under the  Structured  Investments.  The cost of  hedging includes the projected profit that the calculation  agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition,  any secondary  market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering,  you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity  date,  the FDIC is only required to pay the Deposit  Amount of the
MLDs together with any accrued minimum index interest,  if any, as prescribed by law, and subject to the applicable FDIC insurance limits.  FDIC insurance is not available  for any index  interest if the  applicable  issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary  market premium paid by a depositor above the principal  amount of an MLD.  Except to the extent  insured by the FDIC,  the MLDs are not  otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2011

MorganStanley SmithBarney
Client Strategy Guide: December 2011 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

“PLUS℠” is a service mark of Morgan Stanley.

“Standard & Poor's®,” “S&P®” and “S&P 500® are trademarks of Standard & Poor's Financial Services LLC (“S&P”) and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2011